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                                                                      EXHIBIT 13

Annual Admin Charge Calculations
--------------------------------
AVG POLICY SIZE.......$40,000.00
CHARGE................$    30.00

30/400000*1000=       $     0.75

    Hypothetical Unit Values
--------------------------------
31-Dec-01   7.179122458   a
31-Dec-02   5.491634136   b

     STRATEGIC PARTNERS SELECT
     1.52%          STOCK
---------------------------------------------------------------
1 YEAR % OF RETURN             -23.51%   c    =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)  764.95    d    =(c*1000)+1000
ANNUAL ADMIN CHARGE              0.75    e    =Annual Admin Charge
GMIB CHARGE                      0.00    f    =IF(c less than =0.05(((1000*0.05)+1000)*0.0045),d*(0.0045*12)))
EARNING APPRECIATOR CHARGE       0.00    g    =d*0.0030
INCOME APPRECIATOR CHARGE        0.00    h    =d*0.0025
Less Admin, GMIB, EAPP, IAB    764.20    i    =d-e-f-g-h
ROR BEFORE LOAD                -23.58%        =(i/1000)-1